UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 18, 2004
(Date of earliest event reported)

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SINOFRESH HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Charter)

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Florida (State or Other Jurisdiction of Incorporation)	0-49764 (Commission File Number)	65-1082270 (IRS Employer Identification No.)

516 Paul Morris Drive Englewood, Florida 34223 (Address of Principal Executive Offices)	34223 (Zip Code)

Registrant’s telephone number, including area code: (941) 681-3100

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Ex-4.1: Warrant to Purchase 40,000 shares of Common Stock
Ex-4.2: Warrant to Purchase 150,000 shares of Common Stock
Ex-4.3: Warrant to Purchase 160,000 shares of Common Stock
Ex-4.4: Registration Rights Agreement
Ex-4.5: Registration Rights Agreement
Ex-10.1: Services and License Agreement

Section 3 — Securities and Trading Markets

Item 3.02.      Unregistered Sales of Equity Securities.

     On October 18, 2004, the Board of Directors of SinoFresh Healthcare, Inc. (the “Company”) ratified the sale of securities to certain service-providers as follows: (a) to BestBet Media Group, Inc. (“BestBet”), 150,000 shares of the Company’s common stock in return for services to be rendered pursuant a Services and Licenses Agreement by and between the Company and BestBet (the “BestBet Shares”) and one warrant to purchase up to 40,000 shares of the Company’s common stock at an exercise price of $.29 per share; (b) to Ed McMahon, one warrant to purchase up to 160,000 shares of the Company’s common stock at an exercise price of $.29 per share; and (b) to Reno Rolle (“Rolle”), 50,000 shares of the Company’s common stock in return for services rendered (the “Rolle Shares”) and one warrant to purchase up to 150,000 shares of the Company’s common stock at an exercise price of $.60 per share. Each of the warrants issued to BestBet and Mr. McMahon are scheduled to vest on September 30, 2005 and are scheduled to terminate on September 30, 2010. The warrant issued to Rolle is scheduled to vest on August 18, 2005 and is scheduled to terminate on August 18, 2009. The Services and Licenses Agreement is subject to renewal for two additional one year terms on October 1 of 2005 and 2006. Subject to certain conditions being met, warrants for a total of 400,000 additional shares of common stock are subject to issuance under the terms of that agreement as follows: (a) a warrant for 200,000 shares of common stock upon the first renewal at an exercise price of 75% of the closing market price on the date the first renewal is signed, vesting in 12 months and exercisable for 60 months; and (b) a warrants for 200,000 shares of common stock upon the second renewal at an exercise price of 100% of the closing market price on the date the second renewal is signed, vesting in 12 months and exercisable for 60 months.

     In connection with these transactions, the Company granted piggyback registration rights with respect to the resale of the BestBet Shares, the Rolle Shares and the common stock underlying each of the warrants.

     In the Company’s opinion, the issuance and sale of the shares in each of the transactions described above was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Section 4(2) of the Securities Act. Each of the investors is an accredited investor. The securities are not subject to resale except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The investors had an opportunity to ask management questions about the Company and had adequate access to information about the Company. No sales of the securities involved the use of an underwriter and no commissions were paid in connection with the issuance or sale of the securities.

Section 9 – Financial Statements and Exhibits

Item 9.01.      Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

4.1	Warrant to Purchase 40,000 shares of Common Stock issued to BestBet Media Group, Inc., dated October 1, 2004.

4.2	Warrant to Purchase 150,000 shares of Common Stock issued to Reno Rolle, dated August 19, 2004.

4.3	Warrant to Purchase 160,000 shares of Common Stock issued to Ed McMahon, dated October 1, 2004

4.4	Registration Rights Agreement by and between SinoFresh Healthcare, Inc. and BestBest Media Group, Inc., dated October 1, 2004.

4.5	Registration Rights Agreement by and between SinoFresh Healthcare, Inc. and Reno Rolle, dated August 19, 2004.

10.1	Services and License Agreement by and between BestBet Media Group, Inc. and the Company, dated October 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOFRESH HEALTHCARE, INC.
(Registrant)

Date: October 22, 2004	By:	/s/ Charles A. Fust

Charles A. Fust Chairman and Chief Executive Officer
(Signature)*